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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of ADTRAN, Inc. on Form S-8 of our reports dated January 14, 1997, on our audits of the financial statements of ADTRAN, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which reports are incorporated by reference in this annual report on Form 10-K.



                                      /s/COOPERS & LYBRAND L.L.P.
Birmingham, Alabama                   --------------------------
March 24, 1997